Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

January 28, 2008

YRC Worldwide Reports Fourth Quarter and Full-Year 2007 Earnings

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced diluted earnings per share (“EPS”) for the full year 2007 of $1.88, excluding previously announced impairment charges of $12.77 per share, reorganization and settlement costs of $.24 per share, technology charges of $.11 per share and gains on property disposals of $.07 per share. When including these items, full-year 2007 results were a loss per share of $11.17 compared to EPS of $4.74 in 2006.

For the fourth quarter, EPS was $.01 when excluding the impairment charges of $12.88 per share, reorganization costs of $.09 per share, technology charges of $.11 per share and gains on property disposals of $.08 per share. When including these items, the fourth quarter was a loss of $12.99 per share compared to EPS of $.80 per share in the fourth quarter of 2006.

The per share amounts without the excluded items above are non-GAAP measures, which should not be construed as a better measure than the GAAP net loss or EPS also presented above. The company excludes the items listed when evaluating core performance as they are not related to ongoing operations or are a one-time occurrence.

“The economic environment was challenging throughout 2007 and it was increasingly so in the fourth quarter,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “Looking forward, we expect the first quarter to also be difficult given it is seasonally the softest and we don’t anticipate the economy improving in the near term. As the largest less-than-truckload provider, we are well positioned to benefit from economic recovery, when it occurs.”

Key segment information for the fourth quarter 2007 included:

•	YRC National Transportation LTL revenue per hundredweight up 5.7% from fourth quarter 2006 and LTL tonnage per day down 8.0%

•	YRC Regional Transportation LTL revenue per hundredweight up 3.4% compared to last year and LTL tonnage per day down 2.9%

•	YRC Logistics revenue consistent with last year despite the weak economy

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

As mentioned above, the company reported significant charges in the fourth quarter that it does not consider when evaluating core performance. The impairment charges of $782 million were a result of the company’s annual impairment review of goodwill and certain other intangible assets arising from its acquisitions. The reorganization costs of $9 million primarily related to executive severance charges that were recorded in the Corporate segment. The technology charges of $8 million related to the alignment of projects with the company’s technology strategy going forward that resulted in abandonment of certain projects that then could no longer be capitalized. These charges were primarily reported in the YRC National Transportation segment as amortization expense.

Review of Financial Results

YRC Worldwide Inc. (NASDAQ: YRCW) will host an analyst meeting for shareholders and the investment community today, January 28, 2008, at 2:00pm ET at the Waldorf-Astoria, 301 Park Avenue, New York, NY. For those not attending, the meeting will be available in listen-only mode by dialing 1.888.609.3912 or via streetevents.com and the YRC Worldwide Internet site yrcw.com. Following the management presentation, there will be a broadcast Q&A session in which questions will be taken from those in attendance.

An audio playback will be available after the call via StreetEvents and the YRC Worldwide web sites.

* * * * *

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “expectations,” and similar expressions are intended to identify forward-looking statements.

The company’s outlook for the economy and its impact on the company’s business results are only its expectations regarding these matters. Actual economic activity and business results could differ materially from the company’s outlook as it is dependent on many factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, YRC Logistics, New Penn, USF Holland, USF Reddaway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 60,000 people.

Investor Contact:	Sheila Taylor	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	sheila.taylor@yrcw.com		Tsdawson@lakpr.comT

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Twelve Months
	2007	2006	2007	2006
OPERATING REVENUE	$2,348,738	$2,407,663	$9,621,316	$9,918,690

OPERATING EXPENSES:
Salaries, wages and employees' benefits	1,407,304	1,395,285	5,741,078	5,735,720
Operating expenses and supplies	489,762	440,943	1,864,957	1,819,030
Purchased transportation	277,629	278,752	1,089,041	1,090,504
Depreciation and amortization	74,035	61,904	255,603	274,184
Other operating expenses	98,382	118,122	437,323	435,876
Gains on property disposals, net	(7,381)	(8,443)	(5,820)	(8,360)
Reorganization and settlements	8,731	13,366	22,385	26,302
Impairment charges	781,875	—	781,875	—

Total operating expenses	3,130,337	2,299,929	10,186,442	9,373,256

OPERATING INCOME (LOSS)	(781,599)	107,734	(565,126)	545,434

NONOPERATING (INCOME) EXPENSES:
Interest expense	24,241	21,076	88,760	87,760
Other	(3,426)	3,754	(2,169)	1,718

Nonoperating expenses, net	20,815	24,830	86,591	89,478

INCOME (LOSS) BEFORE INCOME TAXES	(802,414)	82,904	(651,717)	455,956
INCOME TAX PROVISION (BENEFIT)	(66,643)	36,445	(13,336)	179,324

NET INCOME (LOSS)	$(735,771)	$46,459	$(638,381)	$276,632

AVERAGE SHARES OUTSTANDING-BASIC	56,658	57,144	57,154	57,361

AVERAGE SHARES OUTSTANDING-DILUTED	56,658	57,938	57,154	58,339

BASIC EARNINGS (LOSS) PER SHARE	$(12.99)	$0.81	$(11.17)	$4.82

DILUTED EARNINGS (LOSS) PER SHARE	$(12.99)	$0.80	$(11.17)	$4.74

SEGMENT FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	Three Months			Twelve Months
	2007	2006 [a]	%	2007	2006 [a]	%
Operating revenue:
YRC National Transportation	$1,636,887	$1,678,131	(2.5)	$6,657,770	$6,878,505	(3.2)
YRC Regional Transportation	564,684	570,526	(1.0)	2,369,603	2,441,364	(2.9)
YRC Logistics	162,349	162,558	(0.1)	623,208	609,742	2.2
Eliminations	(15,182)	(3,552)		(29,265)	(10,921)

Consolidated	2,348,738	2,407,663	(2.4)	9,621,316	9,918,690	(3.0)

Operating income (loss):
YRC National Transportation	(56,920)	101,721	n/m	159,331	423,285	(62.4)
YRC Regional Transportation	(715,201)	19,148	n/m	(706,669)	142,228	n/m
YRC Logistics	489	7,618	(93.6)	5,142	13,682	(62.4)
Corporate and other	(9,967)	(20,753)		(22,930)	(33,761)

Consolidated	$(781,599)	$107,734	n/m	$(565,126)	$545,434	n/m

Operating ratio:
YRC National Transportation	103.5%	93.9%		97.6%	93.8%
YRC Regional Transportation	n/m	96.6%		n/m	94.2%
YRC Logistics	99.7%	95.3%		99.2%	97.8%
Consolidated	133.3%	95.5%		105.9%	94.5%

(Gains) losses on property disposals, net:
YRC National Transportation	$(3,381)	$(5,685)		$(8,341)	$(6,352)
YRC Regional Transportation	(3,747)	(2,859)		(1,453)	(3,015)
YRC Logistics	824	101		714	89
Corporate and other	(1,077)	—		3,260	918

Consolidated	(7,381)	(8,443)		(5,820)	(8,360)

(Gains) losses on reorganization and settlements:
YRC National Transportation	610	—		6,693	4,309
YRC Regional Transportation	777	—		7,857	—
YRC Logistics	624	77		3,335	7,057
Corporate and other	6,720	13,289		4,500	14,936

Consolidated	8,731	13,366		22,385	26,302

Impairment charges:
YRC National Transportation	76,554	—		76,554	—
YRC Regional Transportation	705,321	—		705,321	—
YRC Logistics	—	—		—	—
Corporate and other	—	—		—	—

Consolidated	$781,875	$—		$781,875	$—

[a]

The 2006 amounts for YRC National Transportation, YRC Regional Transportation and Corporate and other have been adjusted to conform with the current year presentations, such that YRC National Transportation includes the results of Yellow Transportation and Roadway, including eliminations; YRC Regional Transportation excludes USF Red Star and USF Dugan as those business units were reallocated to the Corporate and other segment in the second quarter of 2006 and Corporate and other includes USF Red Star and USF Dugan and excludes any eliminations related to YRC National Transportation.

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Twelve Months Ended December 31,
	2007	2006
Net cash from operating activities	$392,598	$532,304
Net cash used in investing activities	(341,087)	(328,971)
Net cash used in financing activities	(69,669)	(209,303)
Gross capital expenditures	(393,763)	(377,687)
Net capital expenditures	(338,424)	(303,057)
Proceeds from exercise of stock options	6,530	5,686
Free cash flow [a]	60,704	234,933

	December 31, 2007	December 31, 2006
Cash and cash equivalents	$58,233	$76,391
Accounts receivable, net	1,073,915	1,190,818
Net property and equipment	2,380,473	2,269,846
Total assets	4,996,021	5,952,237
Asset backed securitization borrowings	180,000	225,000
Current maturities of long-term debt	231,955	—
Long-term debt, less current portion	822,048	1,058,496
Total debt	1,234,003	1,283,496
Total shareholders' equity	1,612,305	2,192,549
Debt to capitalization [b]	43.4%	36.9%

[a]

Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.

[b]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders' equity.